UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No. )

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☒	Soliciting Material Under § 240.14a-12

United States Steel Corporation
(Name of Registrant as Specified In Its Charter)

ANCORA CATALYST INSTITUTIONAL, LP

ANCORA BELLATOR FUND, LP

ANCORA CATALYST, LP

ANCORA MERLIN INSTITUTIONAL, LP

ANCORA MERLIN, LP

ANCORA ALTERNATIVES LLC

ANCORA HOLDINGS GROUP, LLC

FREDRICK D. DISANTO

JAMIE BOYCHUK

ROBERT P. FISHER, JR.

DR. JAMES K. HAYES

ALAN KESTENBAUM

ROGER K. NEWPORT

SHELLEY Y. SIMMS

PETER T. THOMAS

DAVID J. URBAN

(Name of Persons(s) Filing Proxy Statement, if other than the Registrant)

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Ancora Catalyst Institutional, LP, together with the other participants named herein (collectively, “Ancora”), intend to file a preliminary proxy statement and accompanying universal proxy card with the Securities and Exchange Commission (“SEC”) to be used to solicit votes for the election of Ancora’s slate of director nominees at the 2025 annual meeting of stockholders (the “Annual Meeting”) of United States Steel Corporation, a Delaware corporation (the “Company”).

On February 27, 2025, Ancora issued the following press release and open letter to the Company’s board of directors:

Ancora Urges U.S. Steel’s Board of Directors to Delay the 2025 Annual Meeting of Stockholders

Asserts Shareholders Need Clarity on the Longshot Litigation Over the Blocked Sale to Nippon Prior to Voting on Future Leadership

Notes a Growing Chorus of Shareholders Have Expressed Support for Delaying the Annual Meeting

Underscores That Holding This Critical Director Election While the Board Continues to Promote False Hope of Closing the Nippon Transaction Would Be an Entrenchment Maneuver

CLEVELAND--(BUSINESS WIRE)--Ancora Holdings Group, LLC (collectively with its affiliates, “Ancora” or “we”), a shareholder of United States Steel Corporation (NYSE: X) (“U.S. Steel” or the “Company”), today issued a letter to the Company’s Board of Directors (the “Board”) regarding the need to delay the 2025 Annual Meeting of Stockholders (the “Annual Meeting”) in light of the tremendous uncertainty related to the blocked sale to Nippon Steel Corporation (“Nippon”). A copy of the letter can be found below and at www.MakeUSSteelGreatAgain.com.

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February 27, 2025

United States Steel Corporation

600 Grant Street

Pittsburgh, PA 15219

Attn: The Board

Dear Members of the Board,

Ancora is a growing shareholder of U.S. Steel. Despite the Board’s apparent disregard for feedback coming from employees, legislators, regulators, two U.S. Presidents and shareholders, we continue to hold out hope that you will begin making decisions that are in the best interests of the Company’s stakeholders. Specifically, the Board has the ability to delay the 2025 Annual Meeting until there is clarity on the Company’s “Hail Mary” litigation to revive the seemingly dead sale to Nippon.

As you are aware, Ancora has nominated nine highly qualified and independent candidates for election to the Board at this year’s Annual Meeting. Our slate includes industry legend Alan Kestenbaum, who is prepared to step into the Chief Executive Officer role to turn the operations of the Company around and produce tangible value for U.S. Steel shareholders.

Shareholders have an extremely important decision to make regarding the future of the Company at this year’s Annual Meeting. Prior to casting their vote, shareholders deserve to know the outcome of the Company’s “Hail Mary” litigation in order to make a fully informed decision. It would be entirely unfair, and we believe a breach of your fiduciary duties, to hold the Annual Meeting during a period of self-manufactured uncertainty pertaining to the deal.

Based on our views and feedback received from a growing chorus of shareholders, we urge the Board to immediately commit to designating a date for this year’s Annual Meeting that is at least 45 days following the June 18th outside date for unwinding the merger agreement.

Seeking to hold the Annual Meeting during this period of extraordinary uncertainty while pursuing a blocked deal in defiance of a former president’s executive order and a current president’s stated opposition would represent a self-serving entrenchment tactic. We hope you will make the right decision to delay the Annual Meeting. Doing so is permissible under Delaware Law and is warranted and appropriate here given the critical mitigating circumstances.

We encourage fellow shareholders to make their views known that delaying the Annual Meeting is necessary.

Regards,

Fredrick D. DiSanto Chairman and Chief Executive Officer Ancora Holdings Group, LLC	James Chadwick President Ancora Alternatives LLC

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About Ancora

Founded in 2003, Ancora Holdings Group, LLC offers integrated investment advisory, wealth management, retirement plan services and insurance solutions to individuals and institutions across the United States. The firm is a long-term supporter of union labor and has a history of working with union groups and public pension plans to deliver long-term value. Ancora’s comprehensive service offering is complemented by a dedicated team that has the breadth of expertise and operational structure of a global institution, with the responsiveness and flexibility of a boutique firm. Ancora Alternatives is the alternative asset management division of Ancora Holdings Group, investing across three primary strategies: activism, multi-strategy and commodities. For more information about Ancora Alternatives, please visit https://www.ancoraalts.com/.

CERTAIN INFORMATION CONCERNING THE PARTICIPANTS

Ancora Catalyst Institutional, LP (“Ancora Catalyst Institutional”), together with the other participants named herein, intend to file a preliminary proxy statement and accompanying universal proxy card with the Securities and Exchange Commission (“SEC”) to be used to solicit votes for the election of Ancora Catalyst Institutional’s slate of highly-qualified director nominees at the 2025 annual meeting of stockholders of United States Steel Corporation, a Delaware corporation (the “Company”).

ANCORA CATALYST INSTITUTIONAL STRONGLY ADVISES ALL STOCKHOLDERS OF THE COMPANY TO READ THE PROXY STATEMENT AND OTHER PROXY MATERIALS, INCLUDING A PROXY CARD, AS THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. SUCH PROXY MATERIALS WILL BE AVAILABLE AT NO CHARGE ON THE SEC'S WEB SITE AT HTTP://WWW.SEC.GOV. IN ADDITION, THE PARTICIPANTS IN THIS PROXY SOLICITATION WILL PROVIDE COPIES OF THE PROXY STATEMENT WITHOUT CHARGE, WHEN AVAILABLE, UPON REQUEST. REQUESTS FOR COPIES SHOULD BE DIRECTED TO THE PARTICIPANTS' PROXY SOLICITOR.

The participants in the anticipated proxy solicitation are expected to be Ancora Catalyst Institutional, Ancora Bellator Fund, LP (“Ancora Bellator”), Ancora Catalyst, LP (“Ancora Catalyst”), Ancora Merlin Institutional, LP (“Ancora Merlin Institutional”), Ancora Merlin, LP (“Ancora Merlin”), Ancora Alternatives LLC, (“Ancora Alternatives”), Ancora Holdings Group, LLC (“Ancora Holdings”), Fredrick D. DiSanto, Jamie Boychuk, Robert P. Fisher, Jr., Dr. James K. Hayes, Alan Kestenbaum, Roger K. Newport, Shelley Y. Simms, Peter T. Thomas, and David J. Urban.

As of the date hereof, Ancora Catalyst Institutional directly beneficially owns 121,589 shares of common stock, par value $1.00 per share (the “Common Stock”), of the Company, 100 shares of which are held in record name. As of the date hereof, Ancora Bellator directly beneficially owns 62,384 shares of Common Stock. As of the date hereof, Ancora Catalyst directly beneficially owns 12,831 shares of Common Stock. As of the date hereof, Ancora Merlin Institutional directly beneficially owns 123,075 shares of Common Stock. As of the date hereof, Ancora Merlin directly beneficially owns 11,165 shares of Common Stock. As the investment advisor and general partner to each of Ancora Catalyst Institutional, Ancora Bellator, Ancora Catalyst, Ancora Merlin Institutional, Ancora Merlin and certain separately managed accounts (the “Ancora Alternatives SMAs”), Ancora Alternatives may be deemed to beneficially own the 121,589 shares of Common Stock beneficially owned directly by Ancora Catalyst Institutional, 12,831 shares of Common Stock beneficially owned directly by Ancora Catalyst, 62,384 shares of Common Stock beneficially owned directly by Ancora Bellator, 123,075 shares of Common Stock beneficially owned directly by Ancora Merlin Institutional, 11,165 shares of Common Stock beneficially owned directly by Ancora Merlin and 137,453 shares of Common Stock held in the Ancora Alternatives SMAs. As the sole member of Ancora Alternatives, Ancora Holdings may be deemed to beneficially own the 121,589 shares of Common Stock beneficially owned directly by Ancora Catalyst Institutional, 12,831 shares of Common Stock owned directly by Ancora Catalyst, 62,384 shares of Common Stock beneficially owned directly by Ancora Bellator, 123,075 shares of Common Stock beneficially owned directly by Ancora Merlin Institutional, 11,165 shares of Common Stock beneficially owned directly by Ancora Merlin, and 137,453 shares of Common Stock held in the Ancora Alternatives SMAs. As the Chairman and Chief Executive Officer of Ancora Holdings, Mr. DiSanto may be deemed to beneficially own the 121,589 shares of Common Stock beneficially owned directly by Ancora Catalyst Institutional, 12,831 shares of Common Stock owned directly by Ancora Catalyst, 62,384 shares of Common Stock beneficially owned directly by Ancora Bellator, 123,075 shares of Common Stock beneficially owned directly by Ancora Merlin Institutional, 11,165 shares of Common Stock beneficially owned directly by Ancora Merlin, and 137,453 shares of Common Stock held in the Ancora Alternatives SMAs. As of the date hereof, Messrs. Boychuk, Fisher, Kestenbaum, Newport, Thomas, and Urban, Dr. Hayes and Ms. Simms do not beneficially own any shares of Common Stock.

Contacts

Longacre Square Partners LLC
Greg Marose / Ashley Areopagita, 646-386-0091
gmarose@longacresquare.com / aareopagita@longacresquare.com

Saratoga Proxy Consulting LLC
John Ferguson / Joseph Mills, 212-257-1311
info@saratogaproxy.com

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